                                                                     Exhibit 4.3


              NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON
            EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES
           ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES
         LAW, AND THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED
               OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH
              APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND THE
                OTHER RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

                                                            Date: March __, 1999

                                     CLASS B

                      WARRANT TO PURCHASE COMMON SHARES OF

                           GLOBAL MARKETS ACCESS LTD.

               Void after 5:00 P.M. (United States Eastern Time),
                      March __, 2009, as provided herein.

         THIS CERTIFIES that, for value received, _______________ (the "Warrant Holder"), or registered assigns, is entitled to purchase from Global Markets Access Ltd. (the "Company"), a Bermuda corporation, upon the satisfaction of the conditions stated herein and during the period (subject to Section 2 hereof) from and after March __, 2000 to 5:00 p.m. (United States Eastern Time) on March __, 2009, __________ fully paid and nonassessable common shares, par value US$1.00 per share (the "Common Shares"), subject to adjustment as provided herein, at a per share purchase price equal to $15.00, subject to adjustment as provided herein; provided, however, that if on March __, 2009, the Company is then required to effect, pursuant to an effective request therefor under the Registration Rights Agreement (as defined herein), or is in the process of effecting, a registration under the Securities Act of 1933, as amended (the "1933 Act") for a public offering in which Warrant Shares (as defined herein) are entitled to be included as provided in the Registration Rights Agreement, or if the Company is in default of any such obligations to register the sale of such shares, the right to exercise this Warrant shall continue until 5:00 p.m. (United States Eastern Time) on the 30th day following the date on which such registration shall have become effective or on the 30th day following the date all such defaults shall have been cured, whichever is the later date.
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1.        Definitions.  For the purpose of this Warrant:

         (a) "Capital Stock" shall mean the Company's Common Shares and any other shares of any class, or series within a class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings or assets of the Company without limit as to amount or percentage.

         (b) "Extraordinary Cash Dividend" shall mean, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash and non-cash dividends or distributions on any Capital Stock occurring in such 12-month period (or, if such Capital Stock was not outstanding at the commencement of such 12-month period, occurring in such shorter period during which such Capital Stock was outstanding) exceeds on a per share basis 5% of the average of the daily Market Prices per share of such Capital Stock over such 12-month period (or such shorter period during which such Capital Stock was outstanding); provided that, for purposes of the foregoing definition, the amount of cash and non-cash dividends paid on a per share basis will be appropriately adjusted to reflect the occurrence during such period of any stock dividend or distribution of shares of capital stock of the Company or any subdivision, split, combination or reclassification of shares of such Capital Stock.

         (c) "Market Price" shall mean, per Common Share on any date specified herein: (i) the closing price per share of the Common Shares on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Shares are then listed or admitted to trading; or (ii) if the Common Shares are not then listed or admitted to trading on any national securities exchange but are designated as a national market system security by the NASD, the last trading price of the Common Shares on such date; or (iii) if there shall have been no trading on such date or if the Common Shares are not so designated, the average of the reported closing bid and asked prices of the Common Shares on such date as shown by the Nasdaq National Market or other over-the-counter market and reported by any member firm of the New York Stock Exchange selected by the Company; or (iv) if none of (i), (ii) or (iii) is applicable, a market price per share determined in such reasonable manner as may be prescribed by the Company's Board of Directors.

         (d) "Pro Rata Repurchase" shall mean any purchase of Common Shares by the Company or by any of its subsidiaries whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, which purchase is subject to Section 13(e) of the Securities Exchange Act of 1934, as amended, or is made pursuant to an offer made available to all holders of Common Shares.

         (e) "Warrants" shall mean the original Warrant to purchase Common Shares of the Company issued by the Company pursuant hereto and any and all Warrants which are issued in exchange or substitution for any outstanding Warrant pursuant to the terms of the Warrant.


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         (f) "Warrant Price" shall mean the price per share at which Common
Shares of the Company are purchasable hereunder, which shall initially be $15.00, as such price may be adjusted from time to time hereunder.

         (g) "Warrant Shares" shall mean the Common Shares purchasable upon exercise of Warrants.

         (h) "Additional Shares of Capital Stock" shall mean all shares of Capital Stock issued by the Company, except:

                  (i) Common Shares issuable upon exercise of the Warrant;

                  (ii) Common Shares outstanding on the date hereof, including all Common Shares issued to the Warrant Holder and certain other investors on the date hereof;

                  (iii) Common Shares issued pursuant to the initial public offering of the Company's Common Shares (the "IPO");

                  (iv) Common Shares issuable upon the exercise of options and warrants which are outstanding on the date hereof; and

                  (v) Options to purchase Common Shares granted by the Company as an incentive for performance to the Company's officers, directors, employees and consultants after the date hereof, the Common Shares issuable upon the exercise of such options, and the Common Shares awarded to such persons as share grants by the Company as incentive for performance after the date hereof.

         (i) "Registration Rights Agreement" shall mean the agreement so entitled, dated March __, 1999, between the Company and the Warrant Holder providing for the registration of the Warrant Shares in certain events.

         (j) "Base Price" shall mean the greater of (x) the Warrant Price, as adjusted from time to time as provided herein, or (y) the Market Price as of the trading day last prior to the date on which the Base Price is determined for purposes of this Warrant.

2.       Exercise of Warrants.

         (a) This Warrant may be exercised at any time or from time to time on or after (i) March __, 2000 for up to one-third of the number of Warrant Shares provided for on page 1 hereof, (ii) March __, 2001 for up to an additional one-third of the number of Warrant Shares provided for on page 1 hereof, and
(iii) March __, 2002 for up to an additional one-third of the number of Warrant Shares provided for on page 1 hereof, in each case subject to adjustment as provided in Section 6. Subject to the foregoing, this Warrant may be exercised at any time or from time to time in whole or in part (but not as to fractional shares) prior to 5:00 p.m. United States Eastern Time on March __, 2009 (subject to extension as provided above), at which time this Warrant and all of the Warrant Holder's rights hereunder shall terminate, except as expressly provided herein. Notwithstanding the foregoing, upon a Change in Control of the Company (as


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
defined below) this Warrant shall become immediately exercisable for the full number of Warrant Shares provided for on page 1 hereof. For purposes of this Section 2(a), a "Change in Control" of the Company shall be deemed to have occurred if:

                  (i) Any person, including a group of persons acting in concert, becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company;

                  (ii) There occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, or any combination of the foregoing transactions, and as a result of or in connection with any such event, persons who were directors of the Company before the event shall cease to constitute a majority of the board of directors of the Company or any successor to the Company; or

                  (iii) The Company shall effect the sale, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company.

         (b) This Warrant may be exercised at the time(s) or upon the occurrence of the event(s) specified in Subsection 2(a) hereof by the surrender of this Warrant, with the Purchase Agreement attached hereto as Rider A properly completed and duly executed, at the principal office of the Company at Cumberland House, 1 Victoria Street, Hamilton, HM AX, Bermuda, or such other location which shall at that time be the principal office of the Company and of which the Company shall have notified the Warrant Holder in writing (the "Principal Office"), or at the office of its stock transfer agent, and upon payment to the Company of the Warrant Price for the Warrant Shares to be purchased upon such exercise. The person entitled to the Warrant Shares so purchased shall be treated for all purposes as the holder of such shares as of the close of business on the date of exercise and certificates for the shares so purchased shall be delivered to the person so entitled within a reasonable time, not exceeding ten (10) days, after such exercise. Certificates representing the Warrant Shares issued upon exercise of this Warrant shall bear a legend referring to the restrictions on transfer set forth herein. Unless this Warrant has expired, a new Warrant of like tenor and for such number of Common Shares as the holder of this Warrant shall direct, representing in the aggregate the right to purchase the number of Common Shares with respect to which this Warrant shall not have been exercised, shall also be issued to the holder of this Warrant within such time.

         (c) The Warrant Price shall be payable (i) in cash or cash equivalents,
(ii) by delivery of Common Shares (valued at the Market Price) and/or (iii) by electing instead to receive upon such exercise the "Net Number" of Common Shares, determined in accordance with the following formula:

                       Net Number =  (A x B) - (A x C)
                                     -----------------
                                             B

                     For purposes of the foregoing formula:


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A = the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B = the Market Price of the Common Shares on the date immediately preceding the date of the notice of exercise.

C = the Warrant Price then in effect at the time of exercise.

         3. Exchange. This Warrant is exchangeable, upon its surrender by the Warrant Holder to the Company at its Principal Office, or to the Company's stock transfer agent at its office, for new Warrants of like tenor registered in the Warrant Holder's name and representing in the aggregate the right to purchase the same number of Common Shares purchasable hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by the Warrant Holder at the time of such surrender.

         4. Transfer. Subject to restrictions on transfer set forth in Section 11, this Warrant is transferable, in whole or in part, by the holder thereof at the Principal Office of the Company or at the office of its stock transfer agent, in person or by duly authorized attorney, upon presentation of this Warrant properly endorsed for transfer, the Assignment attached hereto as Rider A duly executed, and funds sufficient to pay any transfer tax (the "Transfer Documents"). Within a reasonable time after receiving the Transfer Documents, not exceeding ten (10) days, the Company shall execute and deliver a new Warrant in the name of the assignee named in the Assignment and this Warrant shall be cancelled. Each holder of this Warrant, by holding it, agrees that this Warrant, when endorsed in blank, may be deemed negotiable, and that, when this Warrant shall have been so endorsed, the holder of this Warrant may be treated by the Company and all other persons dealing with this Warrant as the absolute owner of this Warrant for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer of this Warrant on the books of the Company, any notice to the contrary notwithstanding.

         5. Certain Covenants of the Company. The Company covenants and agrees that all Common Shares which may be issued upon the exercise of this Warrant, will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant. The Company will, at the time of each exercise of this Warrant, upon request of the holder thereof, acknowledge in writing its continuing obligation to afford such holder all rights (including, without limitation, any rights to registration under the Registration Rights Agreement) to which such holder shall be entitled after the exercise hereof in accordance with the terms hereof, but the failure to make any such request, or the failure of the Company to give such acknowledgement shall not affect the continuing obligations of the Company in respect of such rights.


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         6. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) Reclassification, Consolidation or Merger. At any time while this Warrant remains outstanding and unexpired, in case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Warrant) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Warrant), the Company, or such successor corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Warrant providing that the Warrant Holder shall have the right to exercise such new Warrant (upon terms not less favorable to the Warrant Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each Common Share theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger, by the holder of one Common Share issuable upon exercise of this Warrant had it been exercised immediately prior to such reclassification, change, consolidation or merger. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
6. If the holders of the Common Shares may make elections as to the kind or amount of stock, securities, money and other property receivable upon such consolidation or merger, then, for the purpose of this Section 6(a), the kind and amount of stock, securities, money and other property receivable upon such consolidation or merger shall be deemed to be the choice specified by the Warrant Holder, which choice shall be specified by the Warrant Holder not later than the earlier of (A) 30 days after Warrant Holder is provided with a final version of all information required by law or regulation to be furnished to holders of Common Shares concerning such choice, or if no such information is required, 30 days after the Company notified the Warrant Holder of all material facts concerning such choice and (B) the last time at which holders of Common Shares are permitted to make their elections known to the Company. If the Warrant Holder fails to specify a choice, the Warrant Holder's choice shall be deemed to be the choice made by a plurality of holders of Common Shares not affiliated with the Company or the other party to the merger or consolidation. Notwithstanding the foregoing, in the case of any transaction which pursuant to this Section 6(a) would result in the execution and delivery by the Company of a new Warrant to the Warrant Holder, and in which the holders of Common Shares are entitled only to receive money or other property exclusive of securities, then in lieu of such new Warrant being exercisable as provided above, the Warrant Holder shall have the right, at its sole option, to require the Company to purchase this Warrant (without prior exercise by the Warrant Holder) at its fair value as of the day before such transaction became publicly known, as determined by an unaffiliated internationally recognized accounting firm or investment bank selected by the Warrant Holder and reasonably acceptable to the Company. Any purchase and sale of the Warrant pursuant to the immediately preceding sentence shall be consummated as provided in


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
Section 2(b), mutatis mutandis. The provisions of this Subsection 6(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

                  (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Capital Stock, the Warrant Price shall be proportionately reduced, in case of subdivision of such shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of such shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so combining, as of such record date, whichever is earlier.

                  (c) Certain Dividends, Distributions and Repurchases. If the Company at any time while this Warrant remains outstanding and unexpired shall:

                           (i) Stock Dividends. Pay a dividend in shares of, or
make other distribution of shares of, its Capital Stock, then the Warrant Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as of the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such payment or other distribution by a fraction
(A) the numerator of which shall be the total number of shares of Capital Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Capital Stock outstanding immediately after such dividend or distribution; or

                           (ii) Liquidating Dividends, Etc. Pay or make an
Extraordinary Cash Dividend or make a distribution of its assets to the holders of its Capital Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law, the Warrant Holder shall be entitled to receive upon the exercise hereof, in addition to the number of Common Shares receivable thereupon, and without payment of any additional consideration therefor, a sum equal to the amount of such assets or cash as would have been payable to him as owner of that number of Common Shares receivable by exercise of the Warrant had he been the holder of record of such Common Shares on the record date for such dividend or distribution, or if no such record is taken, as of the date of such dividend or distribution, and an appropriate provision therefor shall be made a part of any such dividend or distribution; or

                           (iii) Pro Rata Repurchases. In case the Company or
any subsidiary thereof shall make a Pro Rata Repurchase, the Warrant Price shall (upon the consummation of such repurchase) be adjusted by dividing the Warrant Price in effect immediately prior to such action by a fraction (which in no event shall be less than one), the numerator of which shall be the product of
(A) the number of Common Shares outstanding immediately before such Pro Rata Repurchase minus the number of Common Shares repurchased in such Pro Rata Repurchase and (B) the Market Price as of the day immediately preceding the first public announcement by the Company of the intent to effect such Pro Rata Repurchase, and the denominator of which shall be (A) the product of (x) the number of Common Shares outstanding immediately before such Pro Rata Repurchase and (y) the Market Price as of the day


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
immediately preceding the first public announcement by the Company of the intent to effect such Pro Rata Repurchase minus (B) the aggregate purchase price of the Pro Rata Repurchase.

                  (d) Issuance of Additional Shares of Capital Stock. If the Company at any time while the Warrant remains outstanding and unexpired shall issue any Additional Shares of Capital Stock (otherwise than as provided in the foregoing subsections (a) through (c) above) at a price per share less, or for other consideration lower, than the Base Price, or without consideration, then upon such issuance the Warrant Price shall (upon such issuance) be adjusted to that price determined by multiplying the Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Capital Stock outstanding immediately prior to the issuance of such Additional Shares of Capital Stock plus the number of shares of Capital Stock which the aggregate consideration for the total number of such Additional Shares of Capital Stock so issued would purchase at the Base Price, and (ii) the denominator of which shall be the number of shares of Capital Stock outstanding immediately prior to the issuance of such Additional Shares of Capital Stock plus the number of such Additional Shares of Capital Stock so issued. The provisions of this subsection 6(d) shall not apply under any of the circumstances for which an adjustment is provided in subsections 6(a), 6(b), or 6(c). No adjustment of the Warrant Price shall be made under this subsection 6(d) upon the issuance of any Additional Shares of Capital Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any such adjustments shall previously have been made upon the issuance of any such warrants, options or other rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) pursuant to subsections 6(e) or 6(f) hereof.

                  (e) Issuance of Warrants, Options or Other Rights. In case the Company shall issue any warrants, options or other rights to subscribe for or purchase any Additional Shares of Capital Stock and the price per share for which Additional Shares of Capital Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Base Price, then upon such issuance the Warrant Price shall be adjusted as provided in subsection 6(d) hereof on the basis that the aggregate consideration for the Additional Shares of Capital Stock issuable pursuant to such warrants, options or other rights, shall be deemed to be the consideration received by the Company for the issuance of such warrants, options, or other rights plus the minimum consideration to be received by the Company for the issuance of Additional Shares of Capital Stock pursuant to such warrants, options, or other rights.

                  (f) Issuance of Convertible Securities. In case the Company shall issue any convertible securities and the consideration per share for which Additional Shares of Capital Stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less than the Base Price, then upon such issuance the Warrant Price shall be adjusted as provided in subsection 6(d) hereof on the basis that (i) the maximum number of Additional Shares of Capital Stock necessary to effect the conversion or exchange of all such convertible securities shall be deemed to have been issued as of the date of issuance of such convertible


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securities, and (ii) the aggregate consideration for such maximum number of
Additional Shares of Capital Stock shall be deemed to be the minimum consideration received by the Company for the issuance of such Additional Shares of Capital Stock pursuant to the terms of such convertible securities. No adjustment of the Warrant Price shall be made under this subsection upon the issuance of any convertible securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to subsection 6(e) hereof.

                  (g) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to any provision of this Section 6, the number of Common Shares purchasable hereunder at the Warrant Price shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying such number of Common Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

                  (h) Other Provisions Applicable to Adjustments Under this Section. The following provisions will be applicable to the making of adjustments in the Warrant Price hereinabove provided in this Section 6:

                           (i) Computation of Consideration. To the extent that
any Additional Shares of Capital Stock or any convertible securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Capital Stock or any convertible securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Capital Stock or convertible securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Capital Stock or convertible securities are sold to underwriters or dealers for public offering without a subscription offering, or through underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case disregarding any amounts paid or incurred by the Company for and in the underwriting of, or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Company's Board of Directors. The consideration for any Additional Shares of Capital Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants, options or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Capital Stock issuable pursuant to the terms of any convertible securities shall be the consideration paid or payable to the Company in respect of the subscription for or purchase of such convertible securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such convertible securities. In case of the issuance at any time of any Additional Shares of Capital Stock or convertible securities in payment or satisfaction of any dividends in a fixed amount, the Company shall be deemed to have received for such Additional Shares of Capital Stock or convertible securities a consideration equal to the amount of such dividend so paid or satisfied.

                           (ii) Readjustment of Warrant Price. Upon the
expiration of the right to convert or exchange any convertible securities, or upon the expiration of any rights,


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
options or warrants, the issuance of which convertible securities, rights, options or warrants effected an adjustment in the Warrant Price, if any such convertible securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Capital Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such convertible securities or upon exercise of any such rights, options, or warrants shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 6 after the issuance of such convertible securities, rights, options or warrants) had the adjustment of the Warrant Price made upon the issuance or sale of such convertible securities or issuance of rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Capital Stock actually issued upon conversion or exchange of such convertible securities, or upon the exercise of such rights, options or warrants, and thereupon only the number of Additional Shares of Capital Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in subsection (h)(i) hereof) shall be deemed to have been received by the Company.

                           (iii) Treasury Shares. The number of shares of
Capital Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or any subsidiary of the Company.

                           (iv) Other Action Affecting Capital Stock. In case
after the date hereof the Company shall take any action affecting the Capital Stock, other than an action described in any of the foregoing subsection (a) to
(f) hereof, inclusive, which in the opinion of the Company's Board of Directors would have a materially adverse effect upon the rights of the holders of the Warrant, the Warrant Price shall be decreased in such manner and at such time as the Board of Directors on the advice of the Company's independent public accountants may in good faith determine to be equitable in the circumstances.

                           (v) Limitation or Adjustment of Warrant Price.
Notwithstanding any other provision of this Warrant, no adjustment of the Warrant Price shall be made which would reduce such Warrant Price below the par value of the Warrant Shares, provided, however, that if such an adjustment would reduce such Warrant Price below the par value of the Warrant Shares, the Company shall use its reasonable efforts to cause there to be made such amendment to its Memorandum of Association or such other action as may be necessary to permit such adjustment to be made to the Warrant Price.

                           (vi) No Impairment. The Company will not, by
amendment of its constitutive documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, securities issuance or any other action, avoid or seek to avoid the observance or performance of the terms of this Warrant, or to deprive the holder hereof of the intended benefits hereof, and will at all times in good faith take such actions (or refrain therefrom) as shall be necessary or appropriate to effect the intended purposes and benefits of this Warrant. Without limiting the generality of the foregoing, the Company will not permit the par value of the Warrant Shares to exceed the Warrant Price. The Company will not amend any material term of any outstanding security convertible into, or exercisable or exchangeable for, Common Shares unless it also offers to make substantially the same amendment to the terms hereof.

         7. Notice of Adjustments. Whenever the Warrant Price or the number of Common Shares purchasable under the terms of this Warrant at that Warrant Price shall be adjusted pursuant to Section 6 hereof, the Company shall prepare a certificate signed by its Chief Executive Officer or its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Warrant Price and number of Common Shares purchasable at that Warrant Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid) to the registered holder of this Warrant.

                  In the event the Company shall, at a time when this Warrant is exercisable, take any action which pursuant to Section 6 may result in an adjustment of any of the Warrant Price or the number of Common Shares purchasable at that Warrant Price upon exercise of this Warrant, the Company will give to the registered holder of this Warrant at such holder's last address known to the Company written notice of such action ten (10) days in advance of its effective date in order to afford to such holder of this Warrant an opportunity to exercise this Warrant and to purchase Common Shares prior to such action becoming effective.

         8. Payment of Taxes. All Common Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Shares in any name other than that of the registered holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any share certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

         9. Fractional Shares. No fractional Common Shares will be issued in connection with any purchase hereunder but in lieu of such fractional shares, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Market Price as of the date of such exercise.

         10. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it that this Warrant has been mutilated, destroyed, lost or stolen, and in the case of a destroyed, lost or stolen Warrant, a bond of indemnity reasonably satisfactory to the Company, or in the case of a mutilated Warrant, upon surrender and cancellation of this Warrant, the Company will execute and deliver in the Warrant Holder's name, in exchange and substitution for the Warrant so mutilated, destroyed, lost or stolen, a new Warrant of like tenor substantially in the form hereof with appropriate insertions and variations.

         11. Securities Laws Representations and Warranties; Transfer to Comply with Securities Laws.

                  (a) The Warrant Holder, by acceptance of this Warrant, acknowledges that the transfer of this Warrant and the Warrant Shares is subject to the provisions of the Securities Purchase Agreement, dated March __, 1999, between the Company and the initial purchaser of the Warrants.

                  (b) The certificate representing any Warrant Shares acquired upon exercise of this Warrant, and any Common Shares or other securities issued in respect of such Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with the following legend (unless such a legend is no longer required under the 1933 Act):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN A WARRANT OF THE COMPANY DATED MARCH __, 1999."

                  (c) The Company shall not be required to register the transfer of this Warrant or any Warrant Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel satisfactory to it or no-action letters from the Securities and Exchange Commission and the appropriate state regulatory agencies prior to such transfer to the effect that registration under the 1933 Act and any applicable state securities law is not required in connection with the transaction resulting in such transfer; provided, however, that no such opinion of counsel or no-action letter shall be necessary in order to effectuate a transfer in accordance with the provisions of Rule 144(k) promulgated under the 1933 Act. Each Warrant or certificate for Warrant Shares issued upon any transfer as above provided shall bear the restrictive legend set forth in Subsection 11(b) above, except that such restrictive legend shall not be required if the opinion of counsel satisfactory to the Company or no-action letters referred to above are to the further effect that such legend is not required in order to establish compliance with the provisions of the 1933 Act and any applicable state securities law, or if the transfer is made in accordance with the provisions of Rule 144(k) under the 1933 Act. The cost of obtaining any legal opinion or no-action letter required under this Section shall be borne by the Warrant Holder.

         12. Survival. The provisions of Section 11 shall survive any expiration, cancellation or exercise of this Warrant.

         13. Headings. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, on the date of this Warrant.

                           GLOBAL MARKETS ACCESS LTD.

                           By:_________________________________________

                              Donald J. Matthews
                              Chief Executive Officer

                              Attest:__________________________________

ACCEPTED, ACKNOWLEDGED
AND AGREED

[ENTITY]

By:__________________________________
Name:

Title:

Attest:______________________________

                                                                         RIDER A

                               PURCHASE AGREEMENT

                                                              Date: ____________

TO:

         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to purchase ____________ Common Shares covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by this Warrant.

                                             Signature: ________________________


                                             Address: __________________________


                                 *   *   *   *

                                   ASSIGNMENT

         For Value Received, ________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of Common Shares covered by such Warrant, to:

NAME OF ASSIGNEE           ADDRESS           NO. OF SHARES







Dated:                                       Signature: _______________________


                                             Address: _________________________